UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                                                Date of Report (Date of earliest event reported):  March 24, 2005

AFFINITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2575 Vista Del Mar Drive

Ventura, CA 93001

(Address of principal executive offices)

(Zip Code)

(805) 667-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

Item 2.01               Completion of Acquisition or Disposition of Assets

                The stockholder of Affinity Group, Inc. (the “Company”) has formed a holding company called Affinity Group Holding, Inc., a Delaware corporation (“AGHI”).  AGHI is the direct parent of the Company.  On March 24, 2005 in a private placement, AGHI issued $88.2 million principal amount of its 10-7/8% senior notes due 2012 (the “AGHI Notes”).  Through the structure described below, the net proceeds from the issuance of the AGHI Notes, approximately $81.0 million, were used by an indirect, wholly owned subsidiary of AGI to make an investment in preferred membership interests of FreedomRoads Holding Company, LLC (“FreedomRoads Holding”), a Minnesota limited liability company owned 90% by The Stephen Adams Living Trust which also indirectly owns 97.4% of the outstanding capital stock of AGHI and indirectly AGI.  FreedomRoads Holding made an equity capital contribution in an equal amount to its wholly-owned subsidiary, FreedomRoads, LLC (“FreedomRoads”).  FreedomRoads used approximately $36.0 million of the net proceeds to repay existing indebtedness owed to entities beneficially owned by Stephen Adams, Chairman of the Company and the trustee and beneficiary of The Stephen Adams Living Trust.  In addition, FreedomRoads expects to use approximately $10.0 million of the proceeds to make an acquisition of an RV dealership and use the remainder of the proceeds for general corporate purposes.

                FreedomRoads operates 50 RV dealerships in 19 states, including Florida, Alabama, South Carolina, North Carolina, Tennessee, Pennsylvania, Ohio, New York, New Jersey, New Hampshire, Indiana, Illinois, Michigan, Texas, New Mexico, Utah, Colorado, California and Washington.  FreedomRoads offers an extensive range of recreational vehicle products and services, including both new and used vehicles, maintenance and repair services, financing and insurance, replacement parts and service contracts.

                The Company believes the investment in FreedomRoads, through the preferred membership interest in FreedomRoads Holding, will aid the continued expansion of Camping World, one of the Company’s principal drivers of future growth.  The Company intends to continue the controlled expansion of its Camping World supercenter network by developing Camping World stores alongside or within independent RV dealerships, including RV dealerships owned and operated by FreedomRoads, which provides a competitive advantage by creating a means of increasing retail customer traffic.  Of the 41 Camping World supercenters currently in operation, nine are located adjacent to RV dealerships owned and operated by FreedomRoads.  During the balance of 2005, the Company intends to open an additional eight new Camping World stores as a part of its dealer alliance program, including seven alongside or within FreedomRoads’ RV dealerships.  In addition to generating increased cash flows from the sale of merchandise, the Company expects that a larger network of geographically diverse Camping World stores will enhance its ability to market its portfolio of membership clubs, publications and product and service offerings to a significantly larger customer base.

The investment in the preferred membership interests of FreedomRoads Holding was made through a series of capital contributions within the AGHI corporate structure.  AGHI made an equity capital contribution of the net proceeds from the issuance of the AGHI Notes, approximately $81.0 million, to the Company and in turn the Company made an equity contribution to its wholly owned subsidiary, Camping World, Inc. (“CW”).  CW then made an equity capital contribution in the same amount to its wholly owned subsidiary, CWI, Inc. (“CWI”).  CWI created a new wholly owned subsidiary named CWFR Capital Corp., a Delaware corporation (“CWFR”) which is an “unrestricted subsidiary” under the indenture (the “AGI Indenture”) pursuant to which the Company issued $200 million of its 9% senior subordinated notes due 2012.  Since CWFR is an unrestricted subsidiary, its operations are not restricted by the AGI Indenture.  CWI made an equity capital contribution to CWFR in an equal amount to the capital contribution that it received from Camping World.  CWFR used this equity capital contribution to acquire a preferred membership interest in FreedomRoads Holding.  FreedomRoads Holding made an equity capital contribution in an equal amount to FreedomRoads.

                The preferred membership interest acquired by CWFR has a face amount of $88.2 million and is entitled to receive a preferred payment from FreedomRoads Holding at 10-7/8% per annum when and as declared by the Board of Governors of FreedomRoads from any source legally available therefor.  The preferred payment will be reduced by the amount of any payment or distribution made by FreedomRoads Holding directly or indirectly to CWFR or to a direct or indirect parent company of CWFR, including AGHI.  Any portion of the preferred payment not paid will accumulate and will be compounded semi-annually until paid.  FreedomRoads Holding may redeem the preferred membership interest upon the payment of $88.2 million plus the accrued and unpaid preferred return to the date of redemption.  FreedomRoads Holding will be required to redeem the preferred membership interest at that same redemption price if there is a sale or reorganization of the membership interests of FreedomRoads Holding or a sale of substantially all of the assets of FreedomRoads Holding.  According to the terms of the preferred membership interest, FreedomRoads Holding cannot make distributions with respect to membership interests other than (a) distributions with respect to the preferred membership interest, (b) distributions for the members’ estimated tax liabilities from earnings of FreedomRoads Holding and (c) distributions in the aggregate not to exceed 50% of the amount of (i) FreedomRoads Holding’s net profit for the period from January 1, 2005 through the end of the fiscal quarter next preceding the distribution date less (ii) the aggregate amount of tax distributions made during the period from January 1, 2005 through the end of the fiscal quarter next preceding the distribution date.  CWFR may not sell, pledge or otherwise transfer the preferred membership interest.  The preferred membership interest will not provide CWFR with any voting rights in FreedomRoads Holding.  The preferred membership interest unit subscription agreement (the “Subscription Agreement”) pursuant to which CWFR made its investment in the preferred membership interest in FreedomRoads Holding is attached as Exhibit 10.23 hereto and incorporated by reference herein; Exhibit A to the Subscription Agreement contains the right and preferences of CWFR’s preferred membership interest in FreedomRoads Holding.

The AGHI Notes are unsecured obligations of AGHI and neither AGI nor its subsidiaries have guaranteed payment of principal or interest on the AGHI Notes.  Interest on the AGHI Notes is payable semi-annually on February 15 and August 15 commencing August 15, 2005 and the entire $88.2 million principal amount of the AGHI Notes, together with any additional AGHI Notes issued in payment of interest is due in full on February 15, 2012.  For interest payments on and prior to February 15, 2008, AGHI may elect to pay interest on the AGHI Notes in cash or by the issuance of additional notes of the same tenor as the AGHI Notes.  The AGHI Notes cannot be redeemed prior to February 15, 2008.  Although the source of the cash payment of the AGHI Notes is dividends by the Company, there are certain restrictions on the payment of dividends under the Company’s senior secured credit facility (the “AGI Senior Credit Facility”) and the AGI Indenture.  The issuance of the AGHI Notes and the use of the net proceeds from the AGHI Notes did not result in a default under the AGI Senior Credit Facility or the AGI Indenture.

                As a result of the issuance of the AGHI Notes and the use of the net proceeds from the issuance of the AGHI Notes as described above, it was necessary to amend the AGI Senior Credit Facility.  The amendments impose certain restrictions and covenants on AGI and its affiliates, including AGHI and CWFR, and the use of distributions and payments on the preferred membership interest in FreedomRoads Holding.  Copies of the amendments to the AGI Senior Credit Facility are attached as Exhibits 10.21 and 10.22 hereto and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired

                                                Not applicable

(b)                                 Pro forma

                                                Not applicable

(c)                                  Exhibits

Exhibit 10.21	Fourth Amendment to Credit Agreement dated March 24, 2005

Exhibit 10.22	Fourth Amendment to Note Purchase Agreement dated March 24, 2005

Exhibit 10.23	Preferred Membership Interest Unit Subscription Agreement dated March 24, 2005 between FreedomRoads Holding Company, LLC and CWFR Capital Corp.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: March 24, 2005	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Title:	Senior Vice President and Chief Financial Officer